Exhibit 1.1

No. 00203531

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

TOMKINS PLC

TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION		1
ARTICLES OF ASSOCIATION		8
1.	Exclusion of other Regulations	8
2.	Definitions	8
3.	Authorised Share Capital	11
4.	Rights Attached to Shares	11
5.	Redeemable Shares	11
6.	Deferred Shares	11
7.	Purchase of Own Shares	12
8.	Variation of Rights	13
9.	Pari Passu Issues	13
10.	Unissued Shares	13
11.	Payment of Commission	14
12.	Trusts Not Recognised	14
13.	Suspension of Rights Where Non-Disclosure of Interest	14
14.	Uncertificated Shares	15
15.	Right to Share Certificates	17
16.	Replacement of Share Certificates	17
17.	Execution of Share Certificates	18
18.	Share Certificates Sent at Holder’s Risk	18
19.	Company’s Lien on Shares Not Fully Paid	18
20.	Enforcing Lien by Sale	18
21.	Application of Proceeds of Sale	19

22.	Calls	19
23.	Timing of Calls	19
24.	Liability of Joint Holders	20
25.	Interest Due on Non-Payment	20
26.	Sums Due on Allotment Treated as Calls	20
27.	Power to Differentiate	20
28.	Payment of Calls in Advance	20
29.	Notice if Call or Instalment Not Paid	20
30.	Form of Notice	20
31.	Forfeiture for Non-Compliance with Notice	21
32.	Notice after Forfeiture	21
33.	Sale of Forfeited Shares	21
34.	Arrears to be Paid Notwithstanding Forfeiture	21
35.	Statutory Declaration as to Forfeiture	22
36.	Transfer	22
37.	Signing of Transfer	23
38.	Rights to Decline Registration of Partly Paid Shares	23
39.	Other Rights to Decline Registration	23
40.	No Fee for Registration	24
41.	Untraced Shareholders	24
42.	Transmission on Death	25
43.	Entry of Transmission in Register	25
44.	Election of Person Entitled by Transmission	25
45.	Rights of Person Entitled by Transmission	26
46.	Increase, Consolidation, Sub-Division and Cancellation	26

47.	Fractions	26
48.	Reduction of Capital	27
49.	Omission or Non-Receipt of Notice	27
50.	Postponement of General Meetings	27
51.	Quorum	27
52.	Procedure if Quorum Not Present	28
53.	Security Arrangements	28
54.	Chairman of General Meeting	28
55.	Orderly Conduct	29
56.	Entitlement to Attend and Speak	29
57.	Adjournments	29
58.	Notice of Adjournment	29
59.	Amendments to Resolutions	30
60.	Amendments Ruled Out of Order	30
61.	Votes of Members	30
62.	Method of Voting	30
63.	Procedure if Poll Demanded	31
64.	When Poll to be Taken	31
65.	Continuance of Other Business after Poll Demand	31
66.	Votes of Joint Holders	31
67.	Voting on behalf of Incapable Member	31
68.	No Right to Vote where Sums Overdue on Shares	32
69.	Objections or Errors in Voting	32
70.	Appointment of Proxies	32
71.	Receipt of Proxies	32

72.	Maximum Validity of Proxy	34
73.	Form of Proxy	34
74.	Cancellation of Proxy’s Authority	34
75.	Separate General Meetings	34
76.	Number of Directors	35
77.	Directors’ Shareholding Qualification	35
78.	Power of Company to Appoint Directors	35
79.	Power of Directors to Appoint Directors	35
80.	Retirement of Directors by Rotation	35
81.	Filling Vacancies	35
82.	Power of Removal by Special Resolution	35
83.	Persons Eligible as Directors	36
84.	Position of Retiring Directors	36
85.	Vacation of Office by Directors	36
86.	Alternate Directors	37
87.	Executive Directors	38
88.	Directors’ Fees	38
89.	Additional Remuneration	38
90.	Expenses	38
91.	Pensions and Gratuities for Directors	39
92.	Directors’ Interests	39
93.	General Powers of Company Vested in Directors	43
94.	Borrowing Powers	44
95.	Agents	48
96.	Delegation to Individual Directors	49

97.	Official Seals	49
98.	Registers	50
99.	Provision for Employees	50
100.	Directors’ Meetings	50
101.	Notice of Directors’ Meetings	50
102.	Quorum	50
103.	Directors below Minimum through Vacancies	50
104.	Appointment of Chairman	51
105.	Competence of Meetings	51
106.	Voting	51
107.	Delegation to Committees	51
108.	Participation in Meetings	52
109.	Resolution in Writing	52
110.	Validity of Acts of Directors or Committee	52
111.	Appointment and Removal of the Secretary	52
112.	Use of Seals	52
113.	Declaration of Dividends by Company	53
114.	Payment of Interim and Fixed Dividends by Directors	53
115.	Calculation and Currency of Dividends	53
116.	Amounts Due on Shares can be Deducted from Dividends	53
117.	No Interest on Dividends	54
118.	Payment Procedure	54
119.	Uncashed Dividends	54
120.	Forfeiture of Unclaimed Dividends	55
121.	Dividends Not in Cash	55

122.	Scrip Dividends	55
123.	Power to Capitalise Reserves and Funds	57
124.	Settlement of Difficulties in Distribution	58
125.	Power to Choose Any Record Date	58
126.	Inspection of Records	59
127.	Summary Financial Statements	59
128.	Method of Service	59
129.	Record Date for Service	60
130.	Members Resident Abroad or on Branch Registers	60
131.	Service of Notices on Persons Entitled by Transmission	60
132.	Deemed Delivery	61
133.	Notice When Post Not Available	62
134.	Presumptions Where Documents Destroyed	62
135.	Indemnity of Directors	63
GLOSSARY		64

MEMORANDUM OF ASSOCIATION

OF

TOMKINS PLC1

A Public Company Limited by Shares

1.*	The name of the Company is "Tomkins PLC".

2.	The Company is to be a Public Company.

3.	The Registered Office of the Company will be situate in England.

4.	The objects for which the Company is established are:-

(a)
To co-ordinate and manage, through the holding of shares, securities and interests in subsidiary or other companies, or any other bodies, firms, undertakings, enterprises or associations, the business activities and affairs thereof respectively; to incorporate or in any way acquire the whole or any part of the share or loan capital of or any other interest in any other company, body, firm, undertaking, enterprise or association the acquisition of an interest wherein may appear to be beneficial to the interests of the Company; to finance and aid all or any such companies or others as aforesaid by loans, guarantees, subvention payments or otherwise; to invest the moneys of the Company in or otherwise to acquire and hold for investment shares, stocks, debentures, debenture stock, securities and investments of all kinds issued or guaranteed by any company, corporation, governmental or other authority, trust, firm, body, or person, constituted or carrying on business in any part of the world and to acquire and hold for investment real and personal property of any description or kind; and generally to carry out the function of a Group Holding Company but so that nothing herein contained shall permit the Company to traffic in investments or property or to deal in or dispose of the same save in connection with and for the purpose of carrying on the primary business of the Company of holding and managing investments and property and managing and co-ordinating the affairs of the various companies and other bodies in which the Company is interested.

________________________

1	The name of the Company was changed to Tomkins PLC from F.H. Tomkins p.l.c. on 25 February 1988

(b)
To carry on, either in conjunction with the above objects or separately therefrom, the business of Hardware Manufacturers and Manufacturers of, and Dealers in all kinds of Minerals, Metals, Scrap Metals, Manufacturers of Chains, Locks, Rings, Hooks, Wire Goods and all kinds of goods in connection thereof.

(c)
To carry on any other business of a similar nature which may, in the opinion of the Directors, be conveniently carried on by the Company, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company's property.

(d)
To purchase, or otherwise acquire, all or any part of the business property liabilities of any person, Company, or firm carrying on any business of a similar nature and conduct and carry on any such business.

(e)
To purchase, take on lease, or in exchange, hire or otherwise acquire any real or personal property, rights or privileges which the Company may consider suitable or convenient for any purpose of its business, and to erect, construct, build, lay down, enlarge, alter, re-construct and maintain shops, offices, dwellinghouses and other buildings, works and machinery necessary or convenient for the Company's business, or directly or indirectly conducive to any of its objects.

(f)
To lend money or give credit, and to hire goods, to such persons and on such terms as may seem expedient and with or without security, and in particular to customers and others having dealings with the Company and to guarantee the performance of contracts by any such persons.

(g)
To guarantee either by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets and uncalled capital of the Company both present and future, or by both such methods, the performance of any contract or obligation of any person, firm or company whatsoever.

(h)	To sell, manage, lease, mortgage, dispose of or otherwise deal with all or any part of the property of the Company.

(i)
To grant, or procure the granting of, pensions, annuities, gratuities and superannuation or other allowances or lump sums, to directors and ex-directors, officers and ex-officers, employees and ex-employees of the Company, and to the spouses, widows, widowers, children, dependants or connections of such persons; to establish and maintain, or procure the establishment and maintenance of, trusts, funds, or schemes (contributory or non-contributory) with a view to providing pensions or other benefits for any such persons, their spouses, widows, widowers, children, dependants or connections; and to make payments to or towards the insurance of any such persons, their spouses, widows, widowers, children, dependants or connections; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of its subsidiaries and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained; and to contribute by donation, subscription, guarantee or otherwise to any charitable, public, general, political or useful object whatsoever, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company and its subsidiaries or their employees, or may be connected with any town or place where the Company carries on business; and to purchase and maintain for any persons who are Directors, officers, employees, or agents of the Company from time to time insurance against any liability.

(j)
To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any other company having objects altogether or in any part similar to those of this Company.

(k)	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(l)
To borrow and raise money for the purposes of the Company, in such manner and on such terms as may be considered expedient, and in particular by the issue of debentures and to secure the repayment of any money borrowed, raised or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it either with or without the Company receiving any consideration or advantage (direct or indirect) from giving any such security or guarantee.

(m)	To pay all costs, charges and expenses incurred in or about the promotion and establishment of the Company.

(n)	To do all such things as may be incidental or conducive to the attainment of any of the above objects.

The objects set forth in each sub-clause of this Clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company.  None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

5.	The liability of the Members is limited.

6.
The Share Capital of the Company is £1,000* divided into 1,000 Ordinary Shares of £1 each with powers to divide the Shares in the Capital for the time being into several classes, and attach thereto respectively any preferential, deferred, and qualified, or special rights, privileges or conditions.

NOTES:-

*By Extraordinary Resolution passed on 2nd September 1946 the share capital was increased to £10,000 divided into 10,000 shares of £1 each.

By Special Resolutions passed on the 17th March 1950 (inter alia):-

(a)	Each of the 10,000 Ordinary Shares was sub-divided into 20 ordinary shares of 1/- each.

(b)	The nominal capital was increased to £75,000 by the creation of 1,300,000 additional Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 12th February 1959 the share capital was increased to £150,000 divided in 3,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 20th July 1961 the share capital was increased to £500,000 divided into 10,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 9th September 1970 the share capital was increased to £1,000,000 divided into 20,000,000 Ordinary Shares of 1/- each.

By Ordinary Resolution passed on 12th September 1972 the share capital was increased to £1,500,000 divided into 30,000,000 Ordinary Shares of 5p each.

By Ordinary Resolution passed on 29th September 1976 the share capital was increased to £2,000,000 divided into 40,000,000 Ordinary Shares of 5p each.

By Special Resolution passed on 24th December 1984 the share capital was increased to £2,350,000 divided into 47,000,000 Ordinary Shares of 5p each.

By Ordinary Resolution passed on 12th August 1985 the share capital was increased to £2,900,000 divided into 58,000,000 Ordinary Shares of 5p each.

By Special Resolution passed on 12th May 1986 the share capital was increased to £101,250,000 divided into 125,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Ordinary Resolution passed on 4th February 1987 the share capital was increased to £104,250,000 divided into 185,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Ordinary Resolution passed on 15th June 1987 the share capital was increased to £104,940,000 divided into 198,800,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each.

By Special Resolution passed on 22nd July 1988 the share capital was increased to £123,500,000 divided into 230,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 9 July 1990 the share capital was increased to £128,500,000 divided into 330,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 9 July 1990 the share capital was, subject to the Merger Agreement (as defined in the Circular to Shareholders dated 15 June 1990) becoming unconditional, increased to £133,500,000 divided into 430,000,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.  The Merger Agreement was subsequently declared unconditional on 22 August 1990.

By Ordinary Resolution passed on 13 August 1992 the share capital was increased to £155,780,000 divided into 875,600,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 17 September 1992 the share capital was increased to £156,533,000 divided into 890,660,000 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 4 December 1992 the share capital was increased (via the creation of an additional 269,215,070 Ordinary Shares of 5p each) to £169,993,754 divided into 1,159,875,070 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.

By Ordinary Resolution passed on 4 December 1992 the share capital was, subject to the Ordinary Offer (as defined in the Offer Document dated 9 November 1992) becoming or being declared unconditional in all respects (save as regards the fulfilment of conditions 1(a)(ii) and (iii) of Part A of Appendix 1 to the Offer Document), further increased (via the creation of an additional 179,085,150 Ordinary Shares of 5p each) to £178,948,011 divided into 1,338,960,220 Ordinary Shares of 5p each and 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each and 85,000,000 6.25p Cumulative Convertible Redeemable Preference Shares of 20p each.   The Ordinary Offer was so declared on 15 December 1992.

By Ordinary Resolution passed on 15 September 1993 the 95,000,000 5.6 per cent Cumulative Convertible Redeemable Preference Shares of £1 each were cancelled and the amount of the authorised share capital of the Company was reduced by the sum of £95,000,000 accordingly.

By an Ordinary Resolution passed on 9 May 1995 the 85,000,000 6.25p (net) Cumulative Convertible Redeemable Preference Shares of 20p each were cancelled and the amount of the authorised share capital of the Company was reduced by the sum of £17,000,000 accordingly.

By Special Resolution passed on 24 July 1996 the share capital was increased to £79,258,211 divided into 1,585,164,220 Ordinary Shares of 5p each and US $1,956,000,000 divided into 13,920,000 US dollar denominated voting Convertible Cumulative Preference Shares of US $50 each and 25,200,000 US dollar denominated voting Convertible Cumulative Redeemable Preference Shares of US $50 each.

By an Ordinary Resolution passed on 1 May 2008 the 13,920,000 US dollar denominated voting Convertible Cumulative Preference Shares of US$ 50 each and the 25,200,000 US dollar denominated voting Convertible Cumulative Redeemable Preference Shares of US$ 50 each were cancelled and the amount of the authorised share capital was reduced by the sum of US$ 1,956,000,000.

By a Special Resolution passed on 1 May 2008 the share capital was increased (by the creation of 50,000 Deferred Shares of £1 each) to £79,258,211 divided into 1,585,164,220 Ordinary Shares of 5p each and £50,000 divided into 50,000 deferred shares of £1 each.

By a Special Resolution passed on 1 May 2008 and with the sanction of an Order of the High Court of Justice dated 21 May 2008, which was filed with the Registrar of Companies and effective from 22 May 2008, the share capital was reduced by the cancellation of 1,585,164,220 Ordinary Shares of 5p each. The Special Resolution contained a provision to take effect upon the reduction of capital that the share capital be increased to US$ 142,664,779.80 and £50,000 divided into 50,000 deferred shares of £1 each by the creation of 1,585,164,220 Ordinary Shares of US$ 0.09 each.

WE, the several persons whose names and addresses are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS	NUMBER OF SHARES TAKEN

OF SUBSCRIBERS	BY EACH SUBSCRIBER

FREDERICK HARRY TOMKINS,	One
57 Mount Street,
Walsall,
Manufacturer.

MARY ANN TOMKINS,	One
57 Mount Street,
Walsall,
Married Woman.

DATED the 27th day of January 1925

WITNESS to the above Signatures:-

A. THURSFIELD PARKER,
Solicitor,

Messrs. A. T. Parker & Co.,
20 Mount Street,
Walsall.

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

TOMKINS PLC

(Articles adopted on 1 May 2008)

1.	Exclusion of other Regulations

The regulations in any legislation relating to companies do not apply to the company.

2.	Definitions

(A)
The following table gives the meaning of certain words and expressions as they are used in these articles.  However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears.  At the end of these articles there is a Glossary which explains various words and expressions which appear in the text.  The Glossary also explains some of the words and expressions used in the memorandum.  The Glossary is not part of the memorandum or articles and does not affect their meaning.

“address”	includes a number or address used for sending or receiving documents or information by electronic means;

“amount” (of a share)	this refers to the nominal amount of the share;

“these articles”	means these articles of association, including any changes made to them, and the expression “this article” refers to a particular article in these articles of association;

“auditors”	means the auditor of the company and, where two or more people are appointed to act jointly, any one of them;

“Bank of England base rate”	means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;

audited balance sheet
means the audited balance sheet of the company prepared for a financial year for the purposes of the legislation unless an audited consolidated balance sheet relating to the company and its subsidiary undertakings has been prepared for the same financial year, in which case it means that audited consolidated balance sheet, and in that case all references to reserves will be taken to be references to consolidated reserves;

“certificated share”	means a share which is not a CREST share and is normally held in certificated form;

“chairman”	means the chairman of the board of directors;

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“CREST”	means the electronic settlement system for securities traded on a recognised investment exchange and owned by Euroclear UK & Ireland Limited, or any similar system;

“CREST share”	means a share which is noted on the shareholders’ register as being held through CREST in uncertificated form;

“deferred shares”	means the deferred shares of £1 each in the capital of the company;

“directors”
means the executive and non-executive directors of the company who make up its board of directors (and “director” means any one of them) or the directors present at a meeting of the directors at which a quorum is present;

“holder”	in relation to any shares means the person whose name is entered in the register as the holder of those shares;

“legislation”	means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the company;

“the office”	means the company’s registered office;

“ordinary shareholder”	means a holder of ordinary shares;

“ordinary shares”	means the company’s ordinary shares;

“paid up”	means paid up or treated (credited) as paid up;

“pay”	includes any kind of reward or payment for services;

“register”
means the company’s register of shareholders and, at any time when the company has shares in issue which are CREST shares, means the Operator register of members (maintained by CREST) and the issuer register of members (maintained by the company);

“seal”	means any common or official seal that the company may be permitted to have under the legislation;

“secretary”
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the directors to perform any of the duties of the secretary;

“shareholder”	means a holder of the company’s shares;

“sterling” or “£” and “pence”	means the lawful currency for the time being of the United Kingdom;

“uncertificated securities rules”	means any provision in the legislation which relates to CREST shares or to the transfer of CREST shares or how the ownership of CREST shares is evidenced;

“United Kingdom”	means Great Britain and Northern Ireland; and

“US dollar” or “US$” and “cent”	means the lawful currency for the time being of the United States of America.

(B)
References in these articles to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation.

(C)
References in these articles to “writing” and to any form of “written” communication include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

(D)
Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word “company” includes any body corporate.

(E)	References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

(F)	Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

(G)
Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.

3.
Authorised Share Capital

The company’s authorised share capital is US$ 142,664,779.80 divided into 1,585,164,220 ordinary shares of US$ 0.09 each and £50,000 divided into 50,000 deferred shares of £1 each.

4.
Rights Attached to Shares

The company can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares.  These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders.

5.
Redeemable Shares

Subject to any rights attached to existing shares, the company can issue shares which can be redeemed.  This can include shares which can be redeemed if the holders want to do so, as well as shares which the company can insist on redeeming.

6.	Deferred Shares

(A)	The holder of a deferred share shall not be entitled to participate in the profits of the company.

(B)
The holder of a deferred share shall not have any right to participate in any distribution of the company’s assets on a winding up or other distribution except that after the return of the nominal amount paid up on each share in the capital of the company of any class other than the deferred shares and the distribution of a further US$10,000 in respect of each such share there shall be distributed to a holder of a deferred share (for each deferred share held by him) an amount equal to the nominal value of the deferred share.

(C)	A holder of a deferred share shall not be entitled in respect of such holding to receive notice of any general meeting nor to attend, speak or vote at any general meeting.

(D)
The company may from time to time create, allot and issue further shares, whether ranking pari passu with, in priority to or deferred to, or having more favourable rights in terms of income, capital, voting or otherwise, than the deferred shares, and such creation, allotment or issue shall be deemed not to involve a variation of the rights attaching to the deferred shares for any purpose. A reduction in or repayment of the share capital (whether or not issued or fully or partly paid up) of the company or the other capital reserves of the company shall not involve a variation of the rights attaching to the deferred shares, and the company shall be entitled at any time to reduce or repay the whole or any part of its share capital (whether or not issued or fully or partly paid up) or its other capital reserves (subject in each case to the confirmation of the Court to the extent required by and in accordance with the legislation) without obtaining the consent of the holders of the deferred shares.

(E)	The deferred shares shall not, save as is referred to in sub-paragraph (F) below, be transferable.

(F)	The company has irrevocable authority in respect of the deferred shares at any time to do all or any of the following without obtaining the sanction of the holder or holders of the deferred shares:

(i)
to appoint any person to execute on behalf of any holder of deferred shares a transfer of all or any thereof and/or an agreement to transfer the same (without making any payment therefor) to such person as the directors may determine (whether or not an officer of the company) and who is willing to accept the same;

(ii)	to acquire all or any of the same in accordance with the legislation without obtaining the consent of the holders thereof and for no consideration;

(iii)	for the purposes of any such acquisition, to appoint any person to execute on behalf of any holder of deferred shares a transfer to the company of any such deferred shares held by him or her;

(iv)	to cancel all or any of the same so acquired in accordance with the legislation; and

(v)	pending any such transfer, acquisition or cancellation, to retain the certificates for all or any of the deferred shares.

7.
Purchase of Own Shares

Subject to any rights attached to existing shares, the company can purchase or contract to purchase any of its shares (including redeemable shares), if the legislation allows this.  The directors are not required to select the shares to purchase in any particular manner.

8.	Variation of Rights

If the legislation allows this, the rights attached to any class of shares can be changed if this is approved either in writing by shareholders holding at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares.  This is called a “class meeting”.

All the articles relating to general meetings will apply to any such class meeting, with any necessary changes.  The following changes will also apply:-

(i)
a quorum will be present if at least two shareholders who are entitled to vote are present in person or by proxy who own at least one third in amount of the issued shares of the class (excluding any shares of that class held as treasury shares);

(ii)	any shareholder who is present in person or by proxy and entitled to vote can demand a poll;

(iii)
on a poll every shareholder who is present in person or by proxy and entitled to vote is entitled to one vote for every share he has of the class (but this is subject to any special rights or restrictions which are attached to any class of shares); and

(iv)	at an adjourned meeting, one person entitled to vote and who holds shares of the class, or his proxy, will be a quorum.

The provisions of this article will apply to any change of rights of shares forming part of a class.  Each part of the class which is being treated differently is treated as a separate class in applying this article.

9.	Pari Passu Issues

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

10.	Unissued Shares

The directors can decide how to deal with any shares which have not been issued.  They can, for instance, offer the shares for sale, grant options to acquire them, allot them or dispose of the shares in any other way.  The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares.  However, in making their decision they must take account of:-

(i)	the provisions of the legislation relating to authority, pre-emption rights and other matters;

(ii)	the provisions of these articles;

(iii)	any resolution passed by the shareholders; and

(iv)	any rights attached to existing shares.

11.
Payment of Commission

In connection with any share issue or any sale of treasury shares for cash, the company can use all the powers given by the legislation to pay commission or brokerage.  The company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.

12.
Trusts Not Recognised

The company will only be affected by, or recognise, a current and absolute right to whole shares.  The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the company.  This applies even if the company knows about the ownership of the share.  The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.

13	Suspension of Rights Where Non-Disclosure of Interest

(A)
The company can under the legislation send out notices to those it knows or has reasonable cause to believe have an interest in its shares.  In the notice, the company will ask for details of those who have an interest and the extent of their interest in a particular holding of shares.  In these articles this notice is referred to as a “statutory notice” and the holding of shares is referred to as the “identified shares”.

(B)
When a person receives a statutory notice, he has 14 days to comply with it.  If he does not do so or if he makes a statement in response to the notice which is false or inadequate in some important way, the company can decide to restrict the rights relating to the identified shares and send out a further notice to the holder, known as a restriction notice.  The restriction notice will take effect when it is delivered.  The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings.

(C)
Where the identified shares make up 0.25 per cent. or more (in amount or in number) of the existing shares of a class (calculated exclusive of any shares of that class held as treasury shares) at the date of delivery of the restriction notice, the restriction notice can also contain the following further restrictions:-

(i)
the directors can withhold any dividend or part of a dividend (including scrip dividend) or other money which would otherwise be payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and

(ii)
the directors can refuse to register a transfer of any of the identified shares which are certificated shares unless the directors are satisfied that they have been sold outright to an independent third party.  The independent third party must not be connected with the shareholder or with any person appearing to be interested in the shares.  Any sale through a recognised investment exchange or any other stock exchange outside the United Kingdom or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party.  For this purpose, any associate (as that term is defined in section 435 of the Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares.  In order to enforce the restriction in this sub-paragraph, the directors can give notice to the relevant shareholder requiring him to change identified shares which are CREST shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the directors require.  The notice can also say that the relevant shareholder may not change any identified shares which are certificated shares to CREST shares.  If the shareholder does not comply with the notice, the directors can authorise any person to instruct the Operator to change any identified shares which are CREST shares to certificated shares in the name and on behalf of the relevant shareholder.

(D)
Once a restriction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit.  In addition, they must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given.  Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, they must cancel the restriction notice within seven days of receipt of notification of the sale.  If a restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld will be paid to the person who would have been entitled to them or as he directs.

(E)
The restriction notice will apply to any further shares issued in right of the identified shares.  The directors can also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

(F)
If a shareholder receives a restriction notice, he can ask the company for a written explanation of why the notice was given, or why it has not been cancelled.  The company must respond within 14 days of receiving the request.

(G)
If the company gives a statutory notice to a person it has reasonable cause to believe has an interest in any of its shares, it will also give a copy at the same time to the person who holds the shares.  If the company does not do so or the holder does not receive the copy, this will not invalidate the statutory notice.

(H)	This article does not restrict in any way the provisions of the legislation which apply to failures to comply with notices under the legislation.

14.	Uncertificated Shares

(A)
Under the uncertificated securities rules, the directors can allow the ownership of shares to be evidenced without share certificates and for these shares to be transferred through CREST.  The directors can select and make arrangements for any class of shares to participate in CREST in this way, provided that the shares of the class are identical in all respects.

As long as the directors comply with the uncertificated securities rules, they can also withdraw a class of shares from being transferred through CREST and from allowing ownership of them to be evidenced without share certificates.

CREST shares do not form a class of shares separate from certificated shares with the same rights.

(B)	If the company has any shares in issue which are CREST shares, these articles apply to those shares, but only as far as they are consistent with:-

(i)	holding shares in an uncertificated form;

(ii)	transferring shares through CREST; or

(iii)	any provision of the uncertificated securities rules,

and, without affecting the general nature of this article, no provision of these articles applies so far as it is inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of CREST shares.

(C)	CREST shares can be changed to become certificated shares and certificated shares can be changed to become CREST shares, provided the requirements of the uncertificated securities rules are met.

(D)
If under these articles or the legislation the company can sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a CREST share, then, subject to these articles and the legislation, the directors may:

(i)
require the holder of that CREST share by written notice to change that CREST share to a certificated share within a period specified in the notice and to keep it as a certificated share for as long as the directors require;

(ii)
appoint any person to take any other steps, by instruction given through CREST or otherwise, in the name of the holder of that share as may be necessary to effect the transfer of that share and these steps will be as effective as if they had been taken by the registered holder of that share; and

(iii)
take any other action that the directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

(E)	Unless the directors decide otherwise, CREST shares held by a shareholder will be treated as separate holdings from any certificated shares which that shareholder holds.

(F)
Unless the uncertificated securities rules otherwise require or the directors otherwise determine, shares which are issued or created from or in respect of CREST shares will be CREST shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.

(G)
The company can assume that entries on any record of securities kept by it as required by the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and therefore will not be liable in respect of anything done or not done by or on its behalf in reliance on such assumption; in particular, any provision of these articles which requires or envisages action to be taken in reliance on information contained in the register allows that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

15.	Right to Share Certificates

(A)
When a shareholder is first registered as the holder of any class of certificated shares, he is entitled, free of charge, to one certificate for all of the certificated shares of that class which he holds.  If a shareholder holds certificated shares of more than one class, he is entitled to a separate share certificate for each class.  This does not apply if the legislation allows the company not to issue share certificates.

(B)	If a shareholder receives more certificated shares of any class, he is entitled, without charge, to a certificate for the extra shares.

(C)
If a shareholder transfers some of the shares represented by a share certificate, he is entitled, free of charge, to a new certificate for the balance to the extent the balance is to be held in certificated form.

(D)
Where a certificated share is held jointly, the company does not have to issue more than one certificate for that share.  When the company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

(E)
The time limit for the company to provide a share certificate under this article is as prescribed by the legislation or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued.

16.	Replacement of Share Certificates

(A)
If a shareholder has two or more share certificates for shares of the same class, he can ask the company for these to be cancelled and replaced by a single new certificate.  The company must comply with this request.

(B)	A shareholder can ask the company to cancel and replace a single share certificate with two or more certificates for the same total number of shares. The company may comply with this request.

(C)	A shareholder can ask the company for a new certificate if the original is:-

(i)	damaged or defaced; or

(ii)	said to be lost, stolen or destroyed.

(D)
If a certificate has been damaged or defaced, the company can require the certificate to be returned to it before issuing a replacement.  If a certificate is said to be lost, stolen or destroyed, the company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.

(E)	The directors can require the shareholder to pay the company’s exceptional out-of-pocket expenses incurred in connection with the issue of any certificates under this article.

(F)	Any one joint shareholder can request replacement certificates under this article.

17.	Execution of Share Certificates

Share certificates must be sealed or made effective in such other way as the directors decide, having regard to the terms of issue and any listing requirements.  The directors can resolve that signatures on any share certificates can be applied to the certificates by mechanical or other means or can be printed on them or that signatures are not required.  A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

18.	Share Certificates Sent at Holder’s Risk

Every share certificate will be sent at the risk of the member or other person entitled to the certificate.  The company will not be responsible for any share certificate which is lost or delayed in the course of delivery.

19.	Company’s Lien on Shares Not Fully Paid

The company has a lien on all partly paid shares.  This lien has priority over claims of others to the shares.  The lien is for any money owed to the company for the shares.  The directors can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.

20.	Enforcing Lien by Sale

If a shareholder fails to pay the company any amount due on his partly paid shares, the directors can enforce the company’s lien by selling all or any of them in any way they decide.  The directors cannot, however, sell the shares until all the following conditions are met:-

(i)	the money owed by the shareholder must be payable immediately;

(ii)
the directors must have given notice to the shareholder.  The notice must state the amount of money due, it must demand payment of this sum and state that the shareholders’ shares may be sold if the money is not paid;

(iii)	the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the directors decide; and

(iv)	the money has not been paid by at least 14 clear days after the notice has been served.

The directors can authorise any person to sign a document transferring the shares.  Any such transferee will not be bound to ensure that his purchase moneys are transferred to the person whose shares have been sold, nor will his ownership of the shares be affected by any irregularity or invalidity in relation to the sale to him.

21.
Application of Proceeds of Sale

If the directors sell any shares on which the company has a lien, the proceeds will first be used to pay the company’s expenses associated with the sale.  The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law.  But the company’s lien will also apply to any such balance to cover any money still due to the company in respect of the shares which is not immediately payable.  The company has the same rights over the money as it had over the shares immediately before they were sold.  The company need not pay over anything until the certificate representing the shares sold has been delivered to the company for cancellation.

22.
Calls

The directors can call on shareholders to pay any money which has not yet been paid to the company for their shares.  This includes the nominal value of the shares and any premium which may be payable on those shares.  The directors can also make calls on people who are entitled to shares by law.  If the terms of issue of the shares allow this, the directors can do any one or more of the following:-

(i)	make calls at any time and as often as they think fit;

(ii)	decide when and where the money is to be paid;

(iii)	decide that the money may be paid by instalments;

(iv)	revoke or postpone any call.

A shareholder who has received at least 14 clear days’ notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice.  A person remains liable jointly and severally with the successors in title to his shares to pay calls even after he has transferred the shares to which they relate.

23.	Timing of Calls A call is treated as having been made as soon as the directors have passed a resolution authorising it.

24.
Liability of Joint Holders

Joint shareholders are jointly and severally liable to pay any calls in respect of their shares.  This means that any of them can be sued for all the money due on the shares or they can be sued together.

25.
Interest Due on Non-Payment

Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid.  The directors will decide on the annual rate of interest, which must not exceed the Bank of England base rate by more than five per cent.  The shareholder will also be liable to pay all expenses incurred by the company as a result of the non-payment of the call.  The directors can decide to forego payment of any or all of such interest or expenses.

26.
Sums Due on Allotment Treated as Calls

If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date.  If this money is not paid, everything in these articles relating to non-payment of calls applies.  This includes articles which allow the company to forfeit or sell shares and to claim interest.

27.	Power to Differentiate On or before an issue of shares, the directors can decide that shareholders can be called on to pay different amounts or that they can be called on at different times.

28.
Payment of Calls in Advance

The directors can accept payment in advance of some or all of the money from a shareholder before he is called on to pay that money.  The directors can agree to pay interest on money paid in advance until it would otherwise be due to the company.  The rate of interest will be decided by the directors, but must not exceed the Bank of England base rate by more than five per cent. unless the company passes an ordinary resolution to allow a higher rate.

29.
Notice if Call or Instalment Not Paid

If a shareholder fails to pay a call or an instalment of a call when due, the directors can send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the company as a result of the failure to pay.

30.	Form of Notice This notice must:-

(i)	demand payment of the amount immediately payable, plus any interest and expenses;

(ii)	give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;

(iii)	say where the payment must be made; and

(iv)	say that if the full amount demanded is not paid by the time and at the place stated, the company can forfeit the shares on which the call or instalment is outstanding.

31.
Forfeiture for Non-Compliance with Notice

If the notice is not complied with, the shares it relates to can be forfeited at any time while any amount is still outstanding.  This is done by the directors passing a resolution stating that the shares have been forfeited.  The forfeiture will extend to all dividends and other sums payable in respect of the forfeited shares which have not been paid before the forfeiture.  The directors can accept the surrender of any share which would otherwise be forfeited.  Where they do so, references in these articles to forfeiture include surrender.

32.
Notice after Forfeiture

After a share has been forfeited, the company will notify the person whose share has been forfeited.  However, the share will still be forfeited even if such notice is not given.

33.	Sale of Forfeited Shares

(A)
A forfeited share becomes the property of the company and the directors can sell or dispose of it on any terms and in any way that they decide.  This can be with, or without, a credit for any amount previously paid up for the share.  It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law.  The directors can, if necessary, authorise any person to transfer a forfeited share.

(B)
After a share has been forfeited, the directors can cancel the forfeiture, but only before the share has been sold or disposed of.  This cancellation of forfeiture can be on any terms the directors decide.

34.
Arrears to be Paid Notwithstanding Forfeiture

When a person’s shares have been forfeited, he will lose all rights as shareholder in respect of those forfeited shares.  He must return any share certificate for the forfeited shares to the company for cancellation.  However, he will remain liable to pay calls which have been made, but not paid, before the shares were forfeited.  The shareholder also continues to be liable for all claims and demands which the company could have made relating to the forfeited share.  He must pay interest on any unpaid amount until it is paid.  The directors can fix the rate of interest, but it must not exceed the Bank of England base rate by more than five per cent.  He is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the directors decide to allow credit for all or any of that value.

35.	Statutory Declaration as to Forfeiture

(A)	A director or the secretary can make a statutory declaration declaring:-

(i)	that he is a director or the secretary of the company;

(ii)	that a share has been properly forfeited under the articles; and

(iii)	when the share was forfeited.

The declaration will be evidence of these facts which cannot be disputed.

(B)
If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title.  The new shareholder does not need to take any steps to see how any money paid for the share is used.  His ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.

36.	Transfer

(A)
Certificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of his certificated shares to another person.  A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the directors.

(B)
CREST shares

Unless these articles say otherwise, any shareholder can transfer some or all of his CREST shares to another person.  A transfer of CREST shares must be made through CREST and must comply with the uncertificated securities rules.

(C)	Entry on register The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

(D)
In the case of an instrument of transfer expressed to be a transfer of shares denominated in Sterling and bearing a date which is on or before 22 May 2008, such transfer shall be a transfer of the same number of ordinary shares denominated in US dollars as is specified in such transfer.

37.	Signing of Transfer

(A)	A share transfer form for certificated shares must be signed or made effective in some other way by, or on behalf of, the person making the transfer.

(B)
In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.

(C)	If the company registers a transfer of a certificated share, it can keep the transfer form.

38.	Rights to Decline Registration of Partly Paid Shares The directors can refuse to register the transfer of any shares which are not fully paid.

39.	Other Rights to Decline Registration

(A)	Certificated shares

(i)	A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.

(ii)	Transfers cannot be in favour of more than four joint holders.

(iii)
The share transfer form must be properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the directors to be exempt from stamp duty and must be delivered to the office, or any other place decided on by the directors.  The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the company was not required to, and did not send, a certificate.  The directors can also ask (acting reasonably) for any other evidence to show that the person wishing to transfer the share is entitled to do so and, if the share transfer form is signed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

(B)	CREST shares

(i)	Registration of a transfer of CREST shares can be refused in the circumstances set out in the uncertificated securities rules.

(ii)	Transfers cannot be in favour of more than four joint holders.

(C)
Renunciations

Where a share has not yet been entered on the register, the directors can recognise a renunciation by that person of his right to the share in favour of some other person.  Such renunciation will be treated as a transfer and the directors have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

40.	No Fee for Registration No fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.

41.	Untraced Shareholders

(A)	The company can sell any certificated shares at the best price reasonably obtainable at the time of the sale if:-

(i)
during the 12 years before the earliest of the notices referred to in (ii) below, the shares have been in issue either as certificated shares or as CREST shares, at least three cash dividends have become payable on the shares and no dividend has been cashed during that period;

(ii)
after the 12 year period, the company has published a notice, stating that it intends to sell the shares.  The notice must have appeared in a national newspaper in the United Kingdom and in a local newspaper appearing in the area in the United Kingdom which includes the postal address held by the company for serving notices relating to those shares; and

(iii)
during the 12 year period and for three months after the last of the notices referred to in (ii) above appear, the company has not heard from the shareholder or any person entitled to the shares by law.

(B)
The company can also sell at the best price reasonably obtainable at the time of the sale any additional certificated shares in the company issued either as certificated shares or as CREST shares during the said 12 year period referred to in paragraph (A)(i) in right of any share to which paragraph (A) applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) and (iii) are satisfied in relation to the additional shares (but as if the words “after the 12 year period” were omitted from paragraph (A)(ii) and the words “during the 12 year period and” were omitted from paragraph (A)(iii)) and no dividend has been cashed on these shares.

(C)
To sell any shares in this way, the directors can appoint anyone to transfer the shares.  This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law.  The person to whom the shares are transferred will not be bound to concern himself as to what is done with the purchase moneys nor will his ownership be affected even if the sale is irregular or invalid in any way.

(D)
The proceeds of sale will belong to the company, but it must pay an amount equal to the sale proceeds less the costs of the sale to the shareholder who could not be traced, or to the person who is entitled to his shares by law, if that shareholder, or person, asks for it.

(E)
After the sale, the company must record the name of the shareholder, or (if known) the person who would have been entitled to the shares by law, as a creditor for the money in its accounts.  The company will not be a trustee of the money and will not be liable to pay interest on it.  The company can use the money, and any money earned by using the money, for its business or in any other way that the directors decide.

42.	Transmission on Death

(A)
When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people who will be recognised as being entitled to his shares.

(B)	If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people who will be recognised as being entitled to his shares.

(C)	However, this article does not discharge the estate of any shareholder from any liability.

43.
Entry of Transmission in Register

A person who becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law must provide any evidence of his entitlement which is reasonably required.  In the case of certificated shares, the directors must note this entitlement in the register within two months of receiving such evidence.

44.	Election of Person Entitled by Transmission

(A)	Subject to these articles, a person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

(B)
If a person who is entitled to a certificated share by law wants to be registered as a shareholder, he must deliver or send a notice to the company saying that he has made this decision.  This notice will be treated as a transfer form.  All the provisions of these articles about registering transfers of certificated shares apply to it.  The directors have the same power to refuse to register a person entitled to certificated shares by law as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(C)
If a person entitled to a CREST share by law wants to be registered as a shareholder, he must do so in accordance with the uncertificated securities rules.  All the provisions of these articles about registering transfers of CREST shares will apply and the same power to refuse to register a person entitled to a CREST share by law will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

(D)
If a person who is entitled to a certificated share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected.  The directors have the same power to refuse to register the person selected as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

(E)
If a person who is entitled to a CREST share by law wants the share to be transferred to another person, he must do this using CREST.  The same power to refuse to register the person selected will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

45.	Rights of Person Entitled by Transmission

(A)	Where a person becomes entitled to a share by law, the rights of the registered shareholder in relation to that share will cease to have effect.

(B)
A person who is entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of the share, on supplying evidence reasonably required to show his title to the share.  However, the directors can send written notice to the person saying the person must either be registered as the holder of the share or transfer the share to some other person.  If the person entitled to a share by law does not do this within 60 days of the notice, the directors can withhold all dividends or other money relating to the share until he does.

(C)	Unless he is registered as the holder of the share, the person entitled to a share by law is not entitled to:-

(i)	receive notices of shareholders’ meetings or attend or vote at these meetings; or

(ii)	exercise any of the other rights of a shareholder in relation to these meetings,

unless the directors decide to allow this.

46.	Increase, Consolidation, Sub-Division and Cancellation

(A)	The company’s shareholders can increase the company’s share capital by passing an ordinary resolution. This resolution will fix the amount of the increase and the amount of the new shares.

(B)	The company’s shareholders can pass an ordinary resolution to do any of the following:-

(i)	consolidate, or consolidate and then divide, all or any of its share capital into shares of a larger amount than the existing shares;

(ii)
divide some or all of its shares into shares of a smaller amount than the existing shares.  This is subject to any restrictions in the legislation.  The resolution can provide that, as between the holders of the divided shares, different rights and restrictions of a kind which the company can apply to new shares can apply to different divided shares; and

(iii)	cancel any shares which have not been taken, or agreed to be taken, by anyone at the date of the resolution and reduce the amount of the company’s share capital by the amount of the cancelled shares.

47.
Fractions

If any shares are consolidated, consolidated and then divided or divided, the directors have power to deal with any fractions of shares which result.  For example, they can decide that fractions are aggregated and sold or deal with fractions in some other way.  The directors can arrange for any shares representing fractions to be entered in the register as certificated shares if they consider that this makes it easier to sell them.  The directors can sell those shares to anyone, including the company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions.  The buyer does not have to take any steps to see how any money he is paying is used and his ownership will not be affected if the sale is irregular or invalid in any way.

48.
Reduction of Capital

The company can pass a special resolution to reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.  This is subject to any restrictions under the legislation.

49.	Omission or Non-Receipt of Notice

(A)
If any notice, document or other information relating to any meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the company becomes aware of such non-receipt), the meeting or other proceeding will not be invalid as a result.

(B)	A shareholder present in person or by proxy at a shareholders’ meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

50.
Postponement of General Meetings

If the directors consider that it is impracticable or undesirable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, they can move or postpone the meeting (or do both).  If the directors do this, an announcement of the date, time and place of the rearranged meeting will, if practicable, be published in at least two national newspapers in the United Kingdom.  Notice of the business of the meeting does not need to be given again.  The directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements.  If a meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged meeting.  The directors can also move or postpone the rearranged meeting (or do both) under this article.

51.
Quorum

Before a general meeting starts to do business, there must be a quorum present.  Unless these articles say otherwise, a quorum for all purposes is two people who are entitled to vote.  They can be shareholders who are personally present or proxies for shareholders or a combination of both.  If a quorum is not present, a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting.

52.	Procedure if Quorum Not Present

(A)
This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting can decide or if a quorum ceases to be present during a general meeting.

(B)
If the meeting was called by shareholders it will be cancelled.  Any other meeting will be adjourned to any day (being not less than three nor more than 28 days later), time and place stated in the notice of meeting.  If the notice does not provide for this, the meeting shall be adjourned to a day (being not less than ten nor more than 28 days later), time and place decided on by the chairman of the meeting and in this case the company will give not less than seven clear days’ written notice of the adjourned meeting.

(C)	One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

53.
Security Arrangements

The directors can put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it.  This authority includes power to refuse entry to, or remove from meetings, people who fail to comply with the arrangements.

54.	Chairman of General Meeting

(A)	The chairman will be the chairman of the meeting at every general meeting, if he is willing and able to take the chair.

(B)
If the company does not have a chairman, or if he is not willing and able to take the chair, a deputy chairman will chair the meeting if he is willing and able to take the chair.  If more than one deputy chairman is present they will agree between themselves who will take the chair and if they cannot agree, the deputy chairman who has been a director longest will take the chair.

(C)
If the company does not have a chairman or a deputy chairman, or if neither the chairman nor a deputy chairman is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman of the meeting.  If there is only one director present, he will be the chairman of the meeting, if he agrees.

(D)
If there is no director willing and able to be the chairman of the meeting, then the persons who are present at the meeting and entitled to vote will decide which one of them is to be the chairman of the meeting.

(E)	Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

55.
Orderly Conduct

The chairman of a meeting can take any action he considers appropriate for proper and orderly conduct at a general meeting.  The chairman’s decision on points of order, matters of procedure or on matters that arise incidentally from the business of a meeting is final, as is the chairman’s decision on whether a point or matter is of this nature.

56.
Entitlement to Attend and Speak

Each director can attend and speak at any general meeting of the company.  The chairman of a meeting can also allow anyone to attend and speak where he considers that this will help the business of the meeting.

57.	Adjournments

(A)	The chairman of a meeting can adjourn the meeting before or after it has started, and whether or not a quorum is present, if he considers that:-

(i)	there is not enough room for the number of shareholders and proxies who can and wish to attend the meeting;

(ii)	the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

(iii)	an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

The chairman of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place which he decides.  He can also adjourn the meeting to a later time on the same day or indefinitely.  If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(B)
The chairman of a meeting can also adjourn a meeting which has a quorum present if this is agreed by the meeting.  This can be to a time, date and place proposed by the chairman of the meeting or the adjournment can be indefinite.  The chairman of the meeting must adjourn the meeting if the meeting directs him to.  In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to.  If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

(C)	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

(D)	Meetings can be adjourned more than once.

58.
Notice of Adjournment

If the continuation of an adjourned meeting is to take place three months or more after it was adjourned, notice of the adjourned meeting must be given in the same way as was required for the original meeting.  Except where these articles require it, there is no need to give notice of the adjourned meeting or of the business to be considered there.

59.	Amendments to Resolutions

(A)
Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution.  No other amendments can be proposed to any special resolution.

(B)	Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:-

(i)	notice of the proposed amendment has been received by the company at least two working days before the date of the meeting, or adjourned meeting; or

(ii)	the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendment can be proposed to an ordinary resolution.  The chairman of the meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.

60.
Amendments Ruled Out of Order

If the chairman of a meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

61.
Votes of Members

Shareholders who are present at a general meeting and duly appointed proxies present at a general meeting can vote on a show of hands.  They will have one vote each.  On a poll, every shareholder present in person or by proxy will have one vote for every share he holds.  This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time and to these articles.  If a shareholder votes on a poll, he does not have to use all of his votes or cast all his votes in the same way.

62.
Method of Voting

A resolution put to the vote at any general meeting will be decided on a show of hands unless a poll is demanded when, or before, the chairman of the meeting declares the result of the show of hands.  Subject to the legislation, a poll can be demanded by:-

(i)	the chairman of the meeting;

(ii)	at least five persons at the meeting who are entitled to vote;

(iii)
one or more shareholders at the meeting who are entitled to vote (or their proxies) and who have between them at least ten per cent. of the total votes of all shareholders who have the right to vote at the meeting; or

(iv)
one or more shareholders at the meeting who have shares which allow them to vote at the meeting (or their proxies) and on which the total amount which has been paid up is at least ten per cent. of the total sum paid up on all shares which give the right to vote at the meeting.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

A demand for a poll can be withdrawn if the chairman of the meeting agrees to this.

If no poll is demanded or a demand for a poll is withdrawn, any declaration by the chairman of the meeting of the result of a vote on that resolution by a show of hands will stand as conclusive evidence of the result without proof of the number or proportion of the votes recorded for or against the resolution.

63.
Procedure if Poll Demanded

If a poll is demanded in the way allowed by these articles, the chairman of the meeting can decide when, where and how it will be taken.  The result will be treated as the decision of the meeting at which the poll was demanded, even if the poll is taken after the meeting.

64.
When Poll to be Taken

If a poll is demanded on a vote to elect the chairman of the meeting, or to adjourn a meeting, it must be taken immediately at the meeting.  Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place decided on by the chairman of the meeting.  It is not necessary to give notice for a poll which is not taken immediately.

65.
Continuance of Other Business after Poll Demand

A demand for a poll on a particular matter (other than on the election of the chairman of the meeting or on the adjournment of the meeting) will not stop a meeting from continuing to deal with other matters.

66.
Votes of Joint Holders

If more than one joint shareholder votes (including voting by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.

67.
Voting on behalf of Incapable Member

This article applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder.  The person appointed to act for that shareholder can vote for him.  He can also exercise any other rights of the shareholder relating to meetings.  This includes appointing a proxy, voting on a show of hands and voting on a poll.  Before the representative does so however, such evidence of his authority as the directors require must be received by the company not later than the latest time at which proxy forms must be received to be valid for use at the relevant meeting or on the holding of the relevant poll.

68.
No Right to Vote where Sums Overdue on Shares

Unless the directors decide otherwise, a shareholder cannot attend or vote shares at any general meeting of the company or upon a poll or exercise any other right conferred by membership in relation to general meetings or polls if he has not paid all amounts relating to those shares which are due at the time of the meeting.

69.	Objections or Errors in Voting If:-

(i)	any objection to the right of any person to vote is made;

(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(iii)	any votes are not counted which ought to have been counted,

the objection or error must be raised or pointed out at the meeting (or the adjourned meeting) or poll at which the vote objected to is cast or at which the error occurs.  Any objection or error must be raised with or pointed out to the chairman of the meeting.  His decision is final.  If a vote is allowed at a meeting or poll, it is valid for all purposes and if a vote is not counted at a meeting or poll, this will not affect the decision of the meeting or poll.

70.
Appointment of Proxies

A proxy form must be in writing, signed by the shareholder appointing the proxy, or by his attorney.  Where the proxy is appointed by a company, the proxy form should either be sealed by that company or signed by someone authorised to sign it.  A shareholder can appoint more than one proxy to attend on the same occasion.  If a shareholder appoints more than one proxy, he must specify the number of shares in relation to which each proxy is appointed and each proxy will only be entitled to exercise voting rights in relation to the number of shares for which he is appointed.  If a shareholder appoints more than one proxy, he must ensure that no more than one proxy is appointed in relation to any share.

71.	Receipt of Proxies

(A)	Proxy forms which are in hard copy form must be received at the office, or at any other place specified by the company for the receipt of appointments of proxy in hard copy form:-

(i)	48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but 48 hours or less after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received with the proxy form.

(B)	Proxy forms which are in electronic form must be received at the address specified by the company for the receipt of appointments of proxy by electronic means at least:-

(i)	48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

(ii)	24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

(iii)
before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but 48 hours or less after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received at such address, at the office or at any other place specified by the company for the receipt of such documents by the time set out in paragraph (i) or (ii) or (iii) above, as applicable.

(C)	If the above requirements are not complied with, the proxy will not be able to act for the person who appointed him.

(D)
If more than one valid proxy form is received in respect of the same share for use at the same meeting or poll, the one which is received last (regardless of its date or the date on which it is signed) will be treated as the valid form.  If it is not possible to determine the order of receipt, none of the forms will be treated as valid.

(E)	A shareholder can attend and vote at a general meeting or on a poll even if he has appointed a proxy to attend and vote on his behalf at that meeting or on that poll.

(F)
The proceedings at a general meeting will not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(G)	When calculating the periods mentioned in this article, the directors can decide not to take account of any part of a day that is not a working day.

72.
Maximum Validity of Proxy

A proxy form will cease to be valid 12 months from the date of its receipt.  But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned meeting or on a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

73.
Form of Proxy

A proxy form can be in any form which the directors approve.  A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to, or any other business which may properly come before, the meeting.  Unless it says otherwise, a proxy form is valid for the meeting to which it relates and also for any adjournment of that meeting.

74.	Cancellation of Proxy’s Authority Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:-

(i)	the person who appointed the proxy has died or is of unsound mind;

(ii)	the proxy form has been revoked; or

(iii)	the authority of the person who signed the proxy form for the shareholder has been revoked.

Any vote cast or poll demanded by a company representative will also be valid even though his authority has been revoked.

However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the company for the receipt of proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

75.
Separate General Meetings

If a separate general meeting of holders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes.  A general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the ordinary shares.

76.
Number of Directors

The company must have a minimum of two directors and a maximum of 15 directors (disregarding alternate directors).  But the shareholders can change this restriction by passing an ordinary resolution.

77.	Directors’ Shareholding Qualification The directors are not required to hold any shares in the company.

78.
Power of Company to Appoint Directors

Subject to these articles, the company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason.

79.
Power of Directors to Appoint Directors

Subject to these articles, the directors can appoint any willing person to be a director, either as an extra director or as a replacement for another director.  Any director appointed in this way must retire from office at the first annual general meeting after his appointment.  A director who retires in this way is then eligible for re-appointment.

80.	Retirement of Directors by Rotation

(A)	At every annual general meeting the following directors shall retire from office:

(i)	any director who has been appointed by the directors since the last annual general meeting, and

(ii)	any director who held office at the time of the two preceding annual general meetings and who did not retire at either of them, and

(iii)	any director who has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting.

(B)	Any director who retires at an annual general meeting may offer himself for re-appointment by the shareholders.

81.
Filling Vacancies

Subject to these articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place.

82.
Power of Removal by Special Resolution

In addition to any power to remove directors conferred by the legislation, the company can pass a special resolution to remove a director from office even though his time in office has not ended and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution.

83.	Persons Eligible as Directors The only people who can be appointed as directors at a general meeting are the following:-

(i)	directors retiring at the meeting;

(ii)	anyone recommended by the directors; and

(iii)	anyone nominated by a shareholder (not being the person to be nominated) in the following way:

The shareholder must be entitled to vote at the meeting.  He must deliver to the office not less than seven nor more than 42 days before the day of the meeting:

(a)	a letter stating that he intends to nominate another person for appointment as a director; and

(b)	written confirmation from that person that he is willing to be appointed.

84.
Position of Retiring Directors

A director retiring at a general meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint another person in the director’s place or when a resolution to re-appoint the director is put to the meeting and lost.  Where a retiring director is re-appointed, he continues as a director without a break.

85.	Vacation of Office by Directors Any director automatically stops being a director if:-

(i)	he gives the company a written notice of resignation;

(ii)	he gives the company a written notice in which he offers to resign and the directors decide to accept this offer;

(iii)	not less than three-quarters of the other directors pass a resolution or sign a written notice requiring the director to resign;

(iv)	he is or has been suffering from mental ill health and the directors pass a resolution removing the director from office;

(v)
he has missed directors’ meetings (whether or not an alternate director appointed by him attends those meetings) for a continuous period of six months without permission from the directors and the directors pass a resolution removing the director from office;

(vi)	a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

(vii)	he is prohibited from being a director under the legislation; or

(viii)	he ceases to be a director under the legislation or he is removed from office under these articles.

If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the directors.

86.	Alternate Directors

(A)
Any director can appoint any person (including another director) to act in his place (called an “alternate director”).  That appointment requires the approval of the directors, unless previously approved by the directors or unless the appointee is another director.  A director appoints an alternate director by sending a signed written notice of appointment to the office or to an address specified by the company or by tabling it at a meeting of the directors, or in such other way as the directors approve.

(B)
The appointment of an alternate director ends on the happening of any event which, if he were a director, would cause him to vacate that office.  It also ends if the alternate director resigns his office by written notice to the company or if his appointor stops being a director, unless that director retires at a general meeting at which he is re-appointed.  A director can also remove his alternate director by a written notice sent to the office or to an address specified by the company or tabled at a meeting of the directors.

(C)
An alternate director is entitled to receive notices of meetings of the directors.  He is entitled to attend and vote as a director at any meeting at which the director appointing him is not personally present and generally at that meeting is entitled to perform all of the functions of his appointor as a director.  The provisions of these articles regulating the meeting apply as if he (instead of his appointor) were a director.  If he is himself a director, or he attends any meeting as an alternate director for more than one director, he can vote cumulatively for himself and for each other director he represents but he cannot be counted more than once for the purposes of the quorum.  An alternate director’s signature to any resolution in writing of the directors is as effective as the signature of his appointor, unless the notice of his appointment provides to the contrary.  This article also applies in a similar fashion to any meeting of a committee of which his appointor is a member.  Except as set out in this article, an alternate director:-

(i)	does not have power to act as a director;

(ii)	is not deemed to be a director for the purposes of these articles; and

(iii)	is not deemed to be the agent of his appointor.

(D)
An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and to be repaid expenses and to be indemnified by the company to the same extent as if he were a director.  However, he is not entitled to receive from the company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to his appointor as his appointor may tell the company in writing to pay to his alternate director.

87.	Executive Directors

(A)
The directors or any committee authorised by the directors can appoint one or more directors to any executive position, on such terms and for such period as they think fit.  They can also terminate or vary an appointment at any time.  The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director.

(B)
If the directors terminate the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

88.	Directors’ Fees The total fees paid to all of the directors (excluding any payments made under any other provision of these articles) must not exceed:-

(i)	£250,000 a year; or

(ii)	any higher sum decided on by an ordinary resolution at a general meeting.

It is for the directors to decide how much to pay each director by way of fees under this article.

89.
Additional Remuneration

The directors or any committee authorised by the directors can award extra fees to any director who, in their view, performs any special or extra services for the company.  Extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another).  This is all decided by the directors or any committee authorised by the directors.

90.
Expenses

The company can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which as a director he is entitled to attend.  The company will pay all other expenses properly and reasonably incurred by each director in connection with the company’s business or in the performance of his duties as a director.  The company can also fund a director’s expenditure and that of a director of any holding company of the company for the purposes permitted by the legislation and can do anything to enable a director or a director of any holding company of the company to avoid incurring such expenditure all as provided in the legislation.

91.	Pensions and Gratuities for Directors

(A)
The directors or any committee authorised by the directors can decide whether to provide pensions, annual payments or other benefits to any director or former director of the company, or any relation or dependant of, or person connected to, such a person.  The directors can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes.  The company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution.

(B)
A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

92.	Directors’ Interests Conflicts of interest requiring authorisation by directors

(A)
The directors may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the legislation to avoid conflicts of interest (“Conflict”).

(B)
A director seeking authorisation in respect of a Conflict must tell the directors of the nature and extent of his interest in a Conflict as soon as possible. The director must give the directors sufficient details of the relevant matter to enable them to decide how to address the Conflict together with any additional information which they may request.

(C)
Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the directors under the provisions of these articles except that:

(i)	the relevant director and any other director with a similar interest will not count in the quorum and will not vote on a resolution giving such authority; and

(ii)	the relevant director and any other director with a similar interest may, if the other directors so decide, be excluded from any meeting of the directors while the Conflict is under consideration.

(D)	Where the directors give authority in relation to a Conflict:

(i)
they may (whether at the time of giving the authority or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at directors’ meetings or otherwise) related to the Conflict; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict as they think fit;

(ii)	the relevant director will be obliged to conduct himself in accordance with any terms imposed by the directors in relation to the Conflict;

(iii)
the directors may also provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(iv)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(v)	the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

Other conflicts of interest

(E)
If a director knows that he is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must tell the other directors of the nature and extent of that interest in accordance with the legislation.

(F)	If he has disclosed the nature and extent of his interest in accordance with paragraph (E), a director can do any one or more of the following:

(i)	have any kind of interest in a contract with or involving the company or another company in which the company has an interest;

(ii)
hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the directors may decide;

(iii)	alone, or through a firm with which he is associated do paid professional work for the company or another company in which the company has an interest (other than as auditor);

(iv)
be or become a director or other officer of, or employed by or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company has an interest; and

(v)
be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

Benefits

(G)
A director does not have to hand over to the company any benefit he receives or profit he makes as a result of anything authorised under paragraph (A) or allowed under paragraph (F) nor is any type of contract authorised under paragraph (A) or allowed under paragraph (F) liable to be avoided.

Quorum and voting requirements

(H)
A director cannot vote or be counted in the quorum on a resolution of the directors relating to appointing that director to a position with the company or a company in which the company has an interest or the terms or the termination of the appointment.

(I)
This paragraph applies if the directors are considering proposals about appointing two or more directors to positions with the company or any company in which the company has an interest.  It also applies if the directors are considering setting or changing the terms of their appointment.  These proposals can be split up to deal with each director separately.  If this is done, each director can vote and be included in the quorum for each resolution, except any resolution concerning him or concerning the appointment of another director to a position with a company in which the company is interested where the director has a Relevant Interest in it.

(J)
A director cannot vote or be counted in the quorum on a resolution of the directors about a contract in which he has an interest and, if he does vote, his vote will not be counted, but this prohibition will not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest is included in the following list:-

(i)
a resolution about giving him any guarantee, indemnity or security for money which he or any other person has lent or obligations he or any other person has undertaken at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)
a resolution about giving any guarantee, indemnity or security to another person for a debt or obligation which is owed by the company or any of its subsidiary undertakings to that other person if the director has taken responsibility for some or all of that debt or obligation.  The director can take this responsibility by giving a guarantee, indemnity or security;

(iii)	a resolution about giving him any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)
a resolution about the company funding his expenditure on defending proceedings or the company doing something to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)
a resolution relating to an offer by the company or any of its subsidiary undertakings of any shares or debentures or other securities for subscription or purchase if the director takes part because he is a holder of shares, debentures or other securities or if he takes part in the underwriting or sub-underwriting of the offer;

(vi)	a resolution about a contract in which he has an interest because of his interest in shares or debentures or other securities of the company or because of any other interest in or through the company;

(vii)
a resolution about a contract involving any other company if the director has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder in that company).  This does not apply if he knows that he has a Relevant Interest in that company;

(viii)
a resolution about a contract relating to a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which gives the director benefits which are also generally given to the employees to whom the fund or scheme relates;

(ix)
a resolution about a contract relating to an arrangement for the benefit of employees of the company or of any of its subsidiary undertakings which only gives him benefits which are also generally given to the employees to whom the arrangement relates; and

(x)	a resolution about a contract relating to any insurance which the company can buy or renew for the benefit of directors or of a group of people which includes directors.

(K)
A director will be treated as having a “Relevant Interest” in a company if he holds an interest in shares representing one per cent. or more of a class of equity share capital (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights of that company.  In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.  Interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored.

(L)	Where a company in which a director has a Relevant Interest is interested in a contract, the director will also be treated as being interested in that contract.

(M)
Subject to these articles, the directors can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the company and the voting rights which they have as directors of that company in any way that they decide.  This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration.  Subject to these articles, they can also vote and be counted in the quorum as directors of the company in connection with any of these things.

(N)
If a question comes up at a meeting of the directors about whether a director (other than the chairman of the meeting) has an interest in a contract and whether it is likely to give rise to a conflict of interest or whether he can vote or be counted in the quorum and the director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting.  The chairman of the meeting’s ruling about any other director is final and conclusive unless the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the directors.  If the question comes up about the chairman of the meeting, the question shall be decided by a resolution of the directors.  The chairman of the meeting cannot vote on the question but can be counted in the quorum.  The directors’ resolution about the chairman of the meeting is conclusive, unless the nature or extent of the chairman’s interest (so far as it is known to him) has not been fairly disclosed to the directors.

General

(O)	References in this article to

(i)	a contract include references to an existing or proposed contract and to an existing or proposed transaction or arrangement whether or not it is a contract; and

(ii)	a conflict of interest include a conflict of interest and duty and a conflict of duties.

(P)	The company can by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract which has not been properly authorised in accordance with this article.

93.	General Powers of Company Vested in Directors

(A)
The directors will manage the company’s business.  They can use all the company’s powers except where the memorandum, these articles or the legislation say that powers can only be used by the shareholders voting to do so at a general meeting.  The general management powers under this article are not limited in any way by specific powers given to the directors by other articles.

(B)	The directors are, however, subject to:-

(i)	the provisions of the legislation;

(ii)	the requirements of the memorandum and these articles; and

(iii)	any regulations laid down by the shareholders by passing a special resolution at a general meeting.

(C)
If a change is made to the memorandum or these articles or if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that change or regulation cannot invalidate the directors’ previous action.

94.	Borrowing Powers

(A)
Subject as hereinafter provided and subject to the legislation, the directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property and assets (present or future) and uncalled capital or any part thereof and (subject to the legislation) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

(B)
The directors shall restrict the borrowings of the company and exercise all voting and other rights, powers of control or rights of influence exercisable by the company in relation to its subsidiary undertakings (if any) so as to secure (so far, as regards subsidiary undertakings, as by such exercise they can secure) that the aggregate amount for the time being remaining outstanding of all monies borrowed by the group and for the time being owing to persons outside the group less the aggregate amount of cash (as hereinafter defined) shall not at any time without the previous sanction of the company in general meeting exceed an amount equal to one and a half times the adjusted capital and reserves (as hereinafter defined).

(C)	For the purpose of this article:

(i)	“group” means the company and its subsidiary undertakings for the time being;

(ii)
“adjusted capital and reserves” shall mean at any material time a sum equal to the aggregate amount paid up (or credited as paid up) on the issued or allotted share capital of the company and the net amount standing to the credit of the consolidated capital and revenue reserves (including any share premium account, capital redemption reserve and any profit showing in the income statement but after deducting any debit balance in the income statement) of the company and its subsidiary undertakings included in the consolidation all as shown in the audited balance sheet but after:

(a)	adding back the amount set aside for deferred taxation;

(b)
making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or share premium account subsequent to the date of the audited balance sheet and so that for this purpose if any issue or proposed issue by the company for cash of (i) shares or (ii) loan stock which is mandatorily convertible into shares within six months of issue (hereinafter referred to as “short term loan stock”) has been underwritten then such shares or loan stock shall have been deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to be paid up share capital on the date when the issue of such shares or short term loan stock (as the case may be) was underwritten (or, if such underwriting was conditional, on the date when it became unconditional) and such short term loan stock shall be deemed to be paid up share capital when it is issued;

(c)
making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by the company or its subsidiary undertakings (to the extent not attributable directly or indirectly to the company) out of profits earned up to and including the date of the audited balance sheet to the extent that such distribution is not provided for in such balance sheet;

(d)
making such adjustments as may be appropriate in respect of any material variation in the interests of the company in its subsidiary undertakings (including a variation whereby an undertaking becomes or ceases to be a subsidiary undertaking) since the date of the audited balance sheet;

(e)
if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any undertaking is to become or cease to be a subsidiary undertaking of the company, making all such adjustments as would be appropriate if such transaction had been carried into effect;

(f)	excluding minority interests in subsidiary undertakings to the extent not already excluded;

(g)
adding back sums equivalent to the amount of goodwill arising on acquisitions (whether before or after the date of adoption of these articles) of companies and businesses remaining within the group at the date of calculation and which at that date have been written off against reserves in accordance with United Kingdom generally accepted accounting principles.

(iii)	“monies borrowed” shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(a)	the principal amount of all debentures allotted or issued (whether or not for cash) by any member of the group which are not for the time being beneficially owned by a company within the group;

(b)
the outstanding amount of acceptances (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the group or by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the group;

(c)
the nominal amount of any allotted or issued and paid up share capital (other than equity share capital) of any subsidiary undertaking which is a body corporate of the company not for the time being beneficially owned by other members of the group;

(d)
the nominal amount of any other allotted or issued and paid up share capital and the principal amount of any other debentures or other borrowed moneys (not being shares or debentures which or borrowed monies the indebtedness in respect of which is for the time being beneficially owned within the group) the redemption or repayment whereof is guaranteed (or is the subject of an indemnity granted) by any member of the group;

(e)	the minority proportion of monies borrowed and owing to a partly-owned subsidiary undertaking by another member of the group;

(f)
any fixed amount in respect of a hire purchase agreement or of a finance lease payable by any member of the group which is to be treated as a liability in accordance with United Kingdom generally accepted accounting principles;

(g)
the principal amount of any book debts of any member of the group which have been sold or agreed to be sold, to the extent that any member of the group is for the time being liable to indemnify or reimburse the purchaser in respect of any non-payment in respect of such book debts;

 but shall be deemed not to include:

(h)
an amount equal to the monies borrowed or raised by a company which becomes a subsidiary undertaking and outstanding on the date on which it becomes a subsidiary undertaking but only for the period of six months from the date it so becomes a subsidiary undertaking;

(i)
monies borrowed from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by any federal or state agency or governmental body, or any institution carrying on a similar business or performing a similar function in any part of the world;

(j)	the minority proportion of monies borrowed by a partly-owned subsidiary undertaking and not owing to another member of the group;

(k)	the amount of any short term loan stock deemed to be paid up share capital pursuant to paragraph (C)(ii)(b) above;

(l)
monies borrowed for the purpose of repaying (with or without premium) within six months in whole or in part any other monies borrowed either by the borrowing company or any other member of the group which are for the time being outstanding pending their application for that purpose within that period;

and so that:

(m)	no amount shall be taken into account more than once in the same calculation but subject thereto (a) to (l) of this paragraph (iii) shall be read cumulatively; and

(n)
in determining the amount of any debentures or other monies borrowed or of any share capital for the purpose of this paragraph (iii) there shall be taken into account the nominal or principal amount thereof (or, in the case of partly paid up debentures or shares, the amount for the time being paid up thereon) together with any fixed or minimum premium payable on final redemption or repayment provided that if monies are borrowed or shares are issued on terms that they may be repayable or redeemable (or that any member of the group may be required to purchase them) earlier than their final maturity date (whether by exercise of an option on the part of the issuer or the creditor or a trustee for the creditor or the shareholder, by reason of a default or for any other reason) at a premium or discount to their nominal or principal amount, then there shall be taken into account the amount which would, in accordance with United Kingdom generally accepted accounting principles, be regarded as payable on repayment, redemption or purchase of such debentures, monies borrowed or share capital as at the date of the audited balance sheet.

(iv)	in relation to a partly owned subsidiary undertaking the “minority proportion” is a proportion equal to the proportion of its issued equity share capital which is not attributable to the company.

(v)	“cash” means the aggregate of:

(a)	cash of the group as would be included in the audited balance sheet;

(b)
to the extent not already included by virtue of (a) above, sums standing to the credit of any current or other account of any member of the group with banks or similar institutions in the United Kingdom or elsewhere to the extent that remittance of the same to the United Kingdom is not prohibited by any law, regulation, treaty or official directive or, where remittance of the same to the United Kingdom is so prohibited, to the extent that the same may be set off against or act as security for any monies borrowed;

(c)
to the extent not already included by virtue of (a) and (b) above, any other financial asset of the group which would be included in the audited balance sheet which, in the opinion of the auditors is equivalent to cash;

less, in the case of a partly owned subsidiary undertaking, a proportion thereof equal to the minority proportion.

(D)
For the purpose of determining whether the limit imposed by this article has been exceeded on any particular day, the share capital and reserves of the group denominated in and the principal amount of any borrowing and cash expressed in or calculated by reference to a foreign currency shall be translated for the purpose of calculating the US dollar equivalent:

(i)
with the exception of the excepted foreign currency monies borrowed (as hereinafter defined), at the rate of exchange prevailing on that day in London (and so that for this purpose the rate of exchange will be taken as the middle market rate as at approximately 11.00 am on the relevant day or if such day is not a business day, the preceding day which is a business day);

(ii)
in the case of any excepted foreign currency monies borrowed at the rate of exchange which would be applicable to such monies borrowed upon their repayment to the extent that such rate of exchange is specified under any exchange cover scheme (as hereinafter defined) in connection with such monies borrowed provided that where it is not possible to determine the rate of exchange applicable at the time of repayment of any such excepted foreign currency monies borrowed such monies borrowed shall be converted into US dollars under the terms of the applicable exchange cover scheme on such basis as may be agreed or determined by the auditors or, if this is considered to be impracticable by the auditors, in accordance with the provisions of (i) above, provided that if such limit is thereafter exceeded as a consequence only of any changes in exchange rates there shall be deemed to have been no breach of this article unless and until such limit shall, by reason only of such changes, have been continuously exceeded for a period of 182 days from the time when such breach came to the notice of the company.

For the purposes of this paragraph (D): “excepted foreign currency monies borrowed” means those monies borrowed denominated or repayable in a currency other than US dollars which have the benefit of an exchange cover scheme; and “exchange cover scheme” means any exchange cover scheme, forward currency contract or currency option or other arrangement taken out to reduce the risks associated with fluctuations in exchange rates and which has the effect of limiting exposure to fluctuations in exchange rates.

(E)
The determination of the auditors as to the amount of adjusted capital and reserves or as to the aggregate amount of monies borrowed falling to be taken into account for the purposes of compliance with the limit imposed by this article or as to whether the limit imposed has not been or will not be exceeded at any time shall be conclusive and binding on all concerned and for the purposes of their computation the auditors may at their discretion make such further or other adjustments (if any) as they think fit.  Nevertheless the directors may act in reliance on a bona fide estimate of the amount of the adjusted capital and reserves at any time and if in consequence the limit hereinbefore contained is inadvertently exceeded an amount of borrowed monies equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the directors became aware that such a situation has or may have arisen.

(F)
No person dealing with the company or any of its subsidiary undertakings shall be concerned to see or enquire whether the said limit is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or security given, express notice that the said limit had been or would thereby be exceeded.

95.	Agents

(A)
The directors can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way.  Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys.  The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys.  But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.

(B)
The directors can decide how long a power of attorney will last for and attach any conditions to it.  The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney.  The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)	The directors can:-

(i)	delegate any of their authority, powers or discretions to any manager or agent of the company;

(ii)	allow managers or agents to delegate to another person;

(iii)	remove any people they have appointed in any of these ways; and

(iv)	cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the directors which is referred to in this article can be on any conditions decided on by the directors.

(D)
The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

96.	Delegation to Individual Directors

(A)
The directors can give a director any of the powers which they have jointly as directors (with power to sub-delegate).  These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

(B)
The directors can change the basis on which such powers are given or withdraw such powers.  But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, he will not be affected by it.

(C)
The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

97.	Official Seals The directors can use all the powers given by the legislation relating to official seals.

98.	Registers The company can keep an overseas, local or other register. The directors can make and change any regulations previously made by them relating to any of such registers.

99.
Provision for Employees

The directors can exercise the powers under the legislation to make provision for the benefit of employees or former employees of the company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the company or that subsidiary.

100.
Directors’ Meetings

The directors can decide when and where to have meetings and how they will be conducted.  They can also adjourn their meetings.  A directors’ meeting can be called by any director.  The secretary must call a directors’ meeting if asked to by a director.

101.
Notice of Directors’ Meetings

Directors’ meetings are called by giving notice to all the directors.  Notice is treated as properly given if it is given personally, by word of mouth or in writing to the director’s last known address or any other address given by him to the company for this purpose.  Any director can waive his entitlement to notice of any directors’ meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.

102.
Quorum

If no other quorum is fixed by the directors, two directors are a quorum.  Subject to these articles, if a director ceases to be a director at a directors’ meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present.

103.
Directors below Minimum through Vacancies

 The directors can continue to act even if one or more of them stops being a director.  But if the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), or the number fixed as the quorum for directors’ meetings, the remaining director(s) may only act to:-

(i)	appoint further director(s) to make up the shortfall; or

(ii)	convene general meetings.

If no director or directors are willing or able to act under this article, any two shareholders (excluding any shareholder holding shares as treasury shares) can call a general meeting to appoint extra directors(s).

104.	Appointment of Chairman

(A)
The directors can appoint any director as chairman or as deputy chairman and can remove him from that office at any time.  If the chairman is at a directors’ meeting, he will chair it.  In his absence, the chair will be taken by a deputy chairman, if one is present.  If more than one deputy chairman is present, they will agree between them who should chair the meeting or, if they cannot agree, the deputy chairman longest in office as a director will take the chair.  If there is no chairman or deputy chairman present within five minutes of the time when the directors’ meeting is due to start, the directors who are present can choose which one of them will be the chairman of the meeting.

(B)
References in these articles to a deputy chairman include, if no one has been appointed with that title, a person appointed to a position with another title which the directors designate as equivalent to the position of deputy chairman.

105.	Competence of Meetings A directors’ meeting at which a quorum is present can exercise all the powers and discretions of the directors.

106.	Voting Matters to be decided at a directors’ meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote.

107.	Delegation to Committees

(A)
The directors can delegate any of their powers or discretions to committees of one or more persons.  If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee.  Any committee must comply with any regulations laid down by the directors.  These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people.  But:-

(i)	there must be more directors on a committee than persons who are not directors; and

(ii)	a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

(B)
Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees.  Reference in these articles to committees include sub-committees permitted under this article.

(C)
If a committee consists of more than one person, the articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.

(D)
The ability of the directors to delegate under this article applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.

108.
Participation in Meetings

All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time.  A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum.

109.
Resolution in Writing

A resolution in writing must be signed by all of the directors who at the time are entitled to receive notice of a directors’ meeting and who would be entitled to vote on the resolution at a directors’ meeting, and who together meet the quorum requirement for directors’ meetings.  This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held.  The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.

110.
Validity of Acts of Directors or Committee

verything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed.  This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote.  In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.

111.
Appointment and Removal of the Secretary

Subject to the legislation, the directors can appoint the secretary for such term and upon such conditions as they see fit; and any secretary so appointed can be removed by the directors.

112.	Use of Seals

(A)	The directors must arrange for every seal of the company to be kept safely.

(B)	A seal can only be used with the authority of the directors or a committee authorised by the directors.

(C)
Subject as otherwise provided in these articles, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by any other person or persons authorised by the directors.

(D)	Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or the legislation requires otherwise.

(E)	The directors can resolve that the requirement for any counter-signature in this article can be dispensed with on any occasion.

113.
Declaration of Dividends by Company

The company’s shareholders can declare dividends in accordance with the rights of the shareholders by passing an ordinary resolution.  No such dividend can exceed the amount recommended by the directors.

114.	Payment of Interim and Fixed Dividends by Directors If the directors consider that the financial position of the company justifies such payments, they can:-

(i)	pay the fixed or other dividends on any class of shares on the dates prescribed for the payment of those dividends; and

(ii)	pay interim dividends on shares of any class of any amounts and on any dates and for any periods which they decide.

If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

115.	Calculation and Currency of Dividends

(A)
All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid.  Sums which have been paid up in advance of calls will not count as paid up for this purpose.  If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis.  This article applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.

(B)
Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide using an exchange rate selected by the directors for any currency conversions required.  The directors can also decide how any costs relating to the choice of currency will be met.

116.
Amounts Due on Shares can be Deducted from Dividends

If a shareholder owes the company any money for calls on shares or money in any other way relating to his shares, the directors can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him.  Money deducted in this way can be used to pay amounts owed to the company.

117.
No Interest on Dividends

Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.

118.	Payment Procedure

(A)
Any dividend or other money payable in cash relating to a share can be paid by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his registered address. Or it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction.  A dividend can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the company) in the United Kingdom named in a written instruction from the person entitled to receive the payment under this article.  Alternatively, a dividend can be paid in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the company.

(B)
For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register.  The company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.

(C)
Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money.  The company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through CREST, bank transfer or other electronic means.  The company will not be responsible for a payment which is lost or delayed.

(D)	Dividends can be paid to a person who has become entitled to a share by law as if he were the holder of the share.

119.	Uncashed Dividends

(A)	The company can stop sending dividend payments through the post, or cease using any other method of payment (including payment through CREST), for any dividend if:-

(i)	for two consecutive dividends:-

(a)	the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

(b)	the payments by any other method have failed; or

(ii)	for any one dividend:-

(a)	the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

(b)	the payment by any other method has failed,

and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder.

(B)	Subject to these articles, the company must recommence sending dividend payments if requested in writing by the shareholder, or the person entitled to a share by law.

120.
Forfeiture of Unclaimed Dividends

Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for the company’s benefit until they are claimed.  The company will not be a trustee of the money and will not be liable to pay interest on it.  If a dividend or other money has not been claimed for 12 years after being declared or becoming due for payment, it will be forfeited and go back to the company unless the directors decide otherwise.

121.
Dividends Not in Cash

If recommended by the directors, the company can pass an ordinary resolution that a dividend be paid wholly or partly by distributing specific assets (and, in particular, paid up shares or debentures of any other company).  Where any difficulty arises on such a distribution, the directors can resolve it as they decide.  For example, they can:

(i)	authorise any person to sell and transfer any fractions;

(ii)	ignore any fractions;

(iii)	value assets for distribution purposes;

(iv)	pay cash of a similar value to adjust the rights of shareholders; and/or

(v)	vest any assets in trustees for the benefit of more than one shareholder.

122.
Scrip Dividends

The directors can offer ordinary shareholders (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend.  Before they can do this, shareholders must have passed an ordinary resolution authorising the directors to make this offer.

(i)
The ordinary resolution can apply to some or all of a particular dividend or dividends.  Or it can apply to some or all of the dividends which may be declared or paid in a specified period.  The specified period must not end later than the fifth anniversary of the date on which the ordinary resolution is passed.

(ii)
The directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell or are treated as telling the company that they no longer wish to receive new shares.

(iii)
A shareholder will be entitled to ordinary shares whose total “relevant value” is as near as possible to the cash dividend he would have received (disregarding any tax credit), but not more than it.  The relevant value of a share is the average value of the company’s ordinary shares for five consecutive dealing days selected by the directors starting on or after the day when the shares are first quoted “ex dividend”.  This average value is worked out from the middle market quotations for the company’s ordinary shares on the London Stock Exchange as derived from the Daily Official List (or any other publication of a recognised investment exchange showing quotations for the company’s ordinary shares) for the relevant dealing days.

(iv)
The ordinary resolution can require that the relevant value is worked out in some different way.  A certificate or report by the auditors stating the relevant value of a share for any dividend will be conclusive evidence of that value.

(v)
After the directors have decided how many new shares ordinary shareholders will be entitled to, they can notify them in writing of their right to opt for new shares.  This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares.  Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will not need to notify them of a right to opt for new shares.  No shareholders will receive a fraction of a share.  The directors can decide how to deal with any fractions left over.  For example, they can decide that the benefit of these fractions belongs to the company or that fractions are ignored or deal with fractions in some other way.

(vi)
If a notice informing any shareholders of their right to opt for new shares is accidentally not sent or is not received, the offer will not be invalid as a result nor give rise to any claim, suit or action.

(vii)
The directors can exclude or restrict the right to opt for new shares or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:-

(a)	problems relating to laws of any territory, or

(b)	problems relating to the requirements of any recognised regulatory body or stock exchange in any territory,

or where the directors believe that for any other reason the right should not be given.

(viii)
If a shareholder has opted to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the “elected shares”), will be declared or payable.  Instead, new ordinary shares will be allotted on the basis set out earlier in this article.  To do this, the directors will convert into capital the sum equal to the total amount of the new ordinary shares to be allotted.  They will use this sum to pay up in full the appropriate number of new ordinary shares.  These will then be allotted and distributed to the holders of the elected shares on the basis set out above.  The sum to be converted into capital can be taken from:-

(a)	any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account or retained earnings); or

(b)	any other sum which is available to be distributed.

The directors can do anything they think necessary to give effect to any such conversion into capital.

(ix)
The new ordinary shares will rank equally in all respects with the existing fully paid up ordinary shares at the time when the new ordinary shares are allotted.  But, they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.

(x)
The directors can decide that new shares will not be available in place of any cash dividend.  They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

(xi)
The directors can decide how any costs relating to making new shares available in place of a cash dividend will be met.  For example, they can decide that an amount will be deducted from the entitlement of a shareholder under this article.

(xii)
Unless the directors decide otherwise or unless the uncertificated securities rules require otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of his cash dividend will be:-

(a)	CREST shares if the corresponding elected shares were CREST shares on the record date for that dividend; and

(b)	certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.

(xiii)
The directors may not proceed with any election unless the company has unissued shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

123.	Power to Capitalise Reserves and Funds

(A)	If recommended by the directors, the company’s shareholders can pass an ordinary resolution to capitalise any sum:-

(i)	which is part of any of the company’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

(ii)	which the company is holding as net profits.

(B)
Unless the ordinary resolution states otherwise, the directors will use the sum which is capitalised by setting it aside for the ordinary shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the ordinary shareholders’ entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution).  The sum set aside can be used:-

(i)	to pay up some or all of any amount on any issued shares which has not already been called, or paid in advance; or

(ii)	to pay up in full unissued shares, debentures or other securities of the company which would then be allotted and distributed, credited as fully paid, to shareholders.

However, a share premium account, a capital redemption reserve, or any reserve or fund representing unrealised profits, can only be used to pay up in full the company’s unissued shares.  Where the sum capitalised is used to pay up in full unissued shares, the company is also entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of shareholders to the distribution will be calculated on this basis.

(C)
The directors can appoint any person to sign a contract with the company on behalf of those who are entitled to shares, debentures or other securities under the resolution.  Such a contract is binding on all concerned.

124.
Settlement of Difficulties in Distribution

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide.  For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.

125.
Power to Choose Any Record Date

This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares.  This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the directors.  It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed.  This article applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting.  The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.

126.	Inspection of Records A shareholder is not entitled to inspect any of the company’s accounting records or other books or papers unless:-

(i)	the legislation or a proper court order gives him that right;

(ii)	the directors authorise him to do so; or

(iii)	the shareholders authorise him to do so by ordinary resolution.

127.	Summary Financial Statements The company can send or supply summary financial statements to its shareholders instead of copies of its full reports and accounts.

128.	Method of Service

(A)	The company can send or supply any notice, document, including a share certificate, or other information to a shareholder:-

(i)	by delivering it to him personally;

(ii)	by addressing it to him and posting it to, or leaving it at, the shareholder’s registered address;

(iii)	through CREST, where it relates to CREST shares;

(iv)	as authorised in writing by the relevant shareholder;

(v)	where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the company for that purpose; or

(vi)	where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article.

Where there are joint shareholders, the notice, document or other information can be sent or supplied to any one of the joint holders and will be treated as having been sent or supplied to all the joint holders.

(B)
Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders.  The agreement or specification of the senior will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s).  For this purpose, seniority will be determined by the order in which the joint shareholders’ names stand in the register in respect of the joint shareholding.

(C)
If on three consecutive occasions any notice, document or other information sent or supplied to a shareholder has been returned undelivered, the company need not send or supply further notices, documents or other information to that shareholder until he has communicated with the company and supplied the company (or its agents) with a new registered address, or a postal address within the United Kingdom for the service of notices and the despatch or supply of documents and other information, or has informed the company of an address for the service of notices and the sending or supply of documents and other information in electronic form.  Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

(D)	The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all members.

129.
Record Date for Service

Where the company sends or supplies notices, documents or other information to shareholders, it can do so by reference to the shareholders’ register as it stands at any time not more than 15 days before the date the notice, document or other information is sent or supplied.  Any change of details on the register after that time will not invalidate the sending or supply and the company is not obliged to send or supply the same notice, document or other information to any person entered on the shareholders’ register after the date selected by the company.

130.	Members Resident Abroad or on Branch Registers

(A)
If a shareholder’s address on the register is outside the United Kingdom, he can give the company a United Kingdom postal address to which notices, documents or other information can be sent or supplied to him.  If he does, he is entitled to have notices, documents or other information sent to him at that address or, where applicable, to be notified at that address of the availability of the notice, documents or other information on a website.  Alternatively, a shareholder whose address on the register is outside the United Kingdom can give the company an address for the purposes of communications in electronic form.  If he does, notices, documents or other information may, subject to these articles, be sent or supplied to him at that address.  Otherwise, he is not entitled to receive any notices, documents or other information from the company.

(B)	For a shareholder registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

131.
Service of Notices on Persons Entitled by Transmission

This article applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder’s shares, but is still registered as a shareholder.

It applies whether he is registered as a sole or joint shareholder.  A person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the directors, can give the company a United Kingdom postal address for the sending or supply of notices, documents and other information.  If this is done, notices, documents and other information must be sent to that address or, where applicable, he must be notified at that address of the availability of the notice, document or other information on a website.  Alternatively, a person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the directors, can give the company an address for the purposes of communications by electronic means.  If this is done, notices, documents or other information may be sent or supplied to him at that address or, where applicable, he may be notified at that address of the availability of the notice, document or other information on a website.  Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite his death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred.  This applies even if the company knew about these things.  If any notice, document or other information is sent or supplied in accordance with this article, there is no need to send or supply it to any other people who may be involved.

132.	Deemed Delivery

(A)
If any notice, document or other information is given, sent or supplied by the company by post, it is treated as being received the day after it was posted if first class post was used or 48 hours after it was posted if first class post was not used.  In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B)
If any notice, document or other information is left by the company at a shareholder’s registered address or at a postal address notified to the company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.

(C)
If a notice is sent through CREST, it is treated as being received when the company, or any CREST participant acting for the company, sends the issuer-instruction relating to the notice, document or other information.

(D)
If any notice, document or other information is given, sent or supplied by the company using electronic means, it is treated as being received on the day it was sent even if the company subsequently sends a hard copy of such notice, document or other information by post.  In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles.  In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.

(E)
If any notice, document or other information is given, sent or supplied by the company by any other means authorised in writing by a shareholder, it is treated as being received when the company has done what it was authorised to do by that shareholder.

133.
Notice When Post Not Available

If there is a suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom, the company need only give notice of a general meeting to those members with whom the company can communicate by electronic means and who have provided the company with an address for this purpose.  The company shall also advertise the notice in at least one newspaper with a national circulation and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof.  If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the company shall send or supply confirmatory copies of the notice by post to those members who would otherwise receive the notice in hard copy form.

134.	Presumptions Where Documents Destroyed

(A)	The company can destroy or delete:-

(i)
all transfer forms or Operator-instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the company on the register, after six years from the date of registration;

(ii)	all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;

(iii)	all cancelled share certificates, after one year from the date they were cancelled; and

(iv)	all proxy forms after one year from the date they were used if they were used for a poll, or after one month from the end of the meeting to which they relate if they were not used for a poll.

(B)
If the company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the company’s records relating to the document.  Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.

(C)	This article only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.

(D)	If the documents relate to CREST shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy these documents.

(E)	This article does not make the company liable if:-

(i)	it destroys or deletes a document earlier than the time limit referred to in paragraph (A);

(ii)	it does not comply with the conditions in paragraph (C); or

(iii)	the company would not be liable if this article did not exist.

(F)	This article applies whether a document is destroyed or deleted or disposed of in some other way.

135.	Indemnity of Directors

(A)	As far as the legislation allows this, the company:-

(i)	can indemnify any director of the company or of any associated company against any liability; and

(ii)	can purchase and maintain insurance against any liability for any director of the company or of any associated company.

(B)
A director of the company or of any associated company will not be accountable to the company or the shareholders for any benefit provided pursuant to this article.  Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.

GLOSSARY

About the Glossary

This Glossary is to help readers understand the company’s articles.  Words are explained as they are used in the articles - they might mean different things in other documents.  This Glossary is not legally part of the articles and it does not affect their meaning. The explanations are intended to be a general guide - they are not precise.  Words and expressions which are printed in bold and italics in a definition have their own general explanation of their meaning which is contained in this Glossary.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

adjourn Where a meeting breaks up, to be continued at a later time or day, at the same or a different place.

allot When new shares are allotted, they are set aside for the person they are intended for.  This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason.  As soon as a share is allotted, that person has the right to have his name put on the register of shareholders.  When he has been registered, the share has also been issued.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person.  The person is appointed by a formal document, called a “power of attorney”.

authorised share capital The total number of shares which a company has the potential, under its memorandum of association, to have in issue at any time.  Authorised share capital includes all the shares which a company has in issue at any time as well as any shares which have been authorised by a shareholder’s meeting but are not yet issued (whether or not authority to issue them has been given under the company’s articles).

brokerage Commission which is paid to a broker by a company issuing shares where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid.  This happens if the company issues shares which are partly paid, where money remains to be paid to the company for the shares.  The money which has not been paid can be “called” for.  If all the money to be paid on a share has been paid, the share is called a “fully paid share”.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve which a company may have to set up to maintain the level of its capital base when shares are redeemed or bought back.

certificated form A shareholder holds a share or other security in certificated form if it is not able to be held in uncertificated form or, if it is able to be held in uncertificated form but that shareholder has requested that a certificate be issued for that share or other security (see also uncertificated form).

company representative If a corporation owns shares, it can appoint a company representative to attend a shareholders’ meeting to speak and vote for it.

consolidate When shares are consolidated, they are combined with other shares - for example, three US$1 shares might be consolidated into one new US$3 share.

debenture A typical debenture is a long-term borrowing by a company.  The loan usually has to be repaid at a fixed date in the future and carries a fixed rate of interest.

declare Generally, when a dividend is declared, it becomes due to be paid.

derivative claim  An action which may be brought by a member on behalf of the company to enforce liability for breach by a director of his duties to the company.

electronic form A document is in electronic form if it is either sent by electronic means or it is sent by other means while in an electronic form e.g. a CD ROM.

electronic means A communication is sent by electronic means if it is sent by means of a telecommunications system.  It includes fax and telephone communications and also electronic mail.

entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name or to require the shares to be transferred to another person.  When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right.  If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

ex dividend Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought.  The seller remains entitled to this dividend even though it will be paid after he has sold his share.

executed A document is executed when it is signed or sealed or made valid in some other way.

exercise When a power is exercised, it is used.

forfeit and forfeiture When a share is forfeited it is taken away from the shareholder and goes back to the company.  This process is called “forfeiture”.  This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money or other property which is due to the company for a share has been paid or received, a share is called a “fully paid share”.

hard copy form A document is in hard copy form if it is in a paper copy or similar form.

indemnity and indemnify If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer.  The person who gives the indemnity is said to “indemnify” the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done by a company to make the shareholder the owner of the share.  In particular, the shareholder’s name has been put on the register.  Existing shares which have been issued are called “in issue”.

lien Where the company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.

members  Shareholders.

nominal amount or nominal value The amount of the share shown in a company’s account.  When a company issues new shares this can be for a price which is at a premium to the nominal value.  When shares are bought and sold on the stock market this can be for more, or less, than the nominal value.  The nominal value is sometimes also called the “par value”.

officer The term officer includes (subject to the provisions of the articles) a director, secretary, any employee who reports directly to a director or any other person who the directors decide should be an officer.

Operator A person approved by the Treasury under the Uncertificated Securities Regulations 2001 as operator of a relevant system.

Operator-instruction A properly authenticated instruction sent by or on behalf of an Operator and sent or received by means of a relevant system.

ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid.  The unpaid money can be “called” for.

personal representatives A person who is entitled to deal with the property (the “estate”) of a person who has died.  If the person who has died left a valid will, the will appoints “executors” who are personal representatives.  If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.

poll On a vote taken on a poll, the number of votes which a shareholder has will depend on the number of shares which he owns.  An ordinary shareholder has one vote for each share he owns.  A poll vote is different to a vote taken on a show of hands, where each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the legislation to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else.  This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If a company issues a new share for more than its nominal value, the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder.  A proxy is appointed by using a proxy form, which may be electronic.  A proxy does not have to be a shareholder.  A proxy can vote on a poll and on a show of hands under the company’s articles.

proxy form A form (including an electronic form) which a shareholder uses to appoint a proxy to attend a meeting and vote for him.  The proxy forms are sent out by the company and must be returned to the company before the meeting to which they relate.

quorum The minimum number of shareholders or directors who must be present before a shareholders’ or, as appropriate, directors’ meeting can start.  When this number is reached, the meeting is said to be “quorate”.

rank When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares.  For example, a share which ranks ahead of (or above) another share in sharing in a company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it.  If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank next.  The same applies for repayments of capital.  Capital must be paid first to shares which rank first in sharing in the company’s capital, and then to shares which rank next.  A company’s preference shares (if it has any) generally rank ahead of its ordinary shares.

recognised investment exchange An investment exchange which has been officially recognised by the UK authorities.  An investment exchange is a place where investments, such as shares, are traded.  The London Stock Exchange is a recognised investment exchange.

redeem, redemption and redeemable When a share is redeemed, it goes back to the company in return for a sum of money which was fixed (or calculated from a formula fixed) before the share was issued.  This process is called “redemption”.  A share which can be redeemed is called a “redeemable” share.

relevant system This is a term used in the legislation for a computer system which allows shares without share certificates to be transferred without using transfer forms.  The CREST system for paperless share dealing is a “relevant system”.

renounces and renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person.  This transfers the right to have the share registered to another person.  This process is called “renunciation”.

reserves A fund which has been set aside in the accounts of a company - profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve by the company.

retire by rotation Directors must retire at an annual general meeting after they have been in office for three years or if they have been appointed since the last annual general meeting.  This gives the shareholders the chance to confirm or renew their appointments by voting on whether to re-appoint them.  In addition, non-executive directors who have acted as such for nine years must retire at every annual general meeting.

revoke To withdraw or cancel.

shadow director Where the directors of a company are accustomed to act in accordance with directions or instructions given by a person, that person is known as a shadow director.  This does not include the company’s professional advisers.

share premium account If a new share is issued by a company for more than its nominal value, the amount above the nominal value is the premium and the total of these premiums is held in a reserve (which cannot be used to pay dividends) called the share premium account.

show of hands  A vote where each person who is entitled to vote has just one vote, however many shares he holds.

special resolution A decision reached by a majority of at least 75 per cent. of votes cast.  Shareholders must be given at least 14 days’ notice of any special resolution.

special rights These are the rights of a particular class of shares as distinct from rights which apply to all shares generally.  Typical examples of special rights are: where the shares rank; their rights to sharing in income and assets; and voting rights.

statutory declaration A formal way of declaring something in writing.  Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

sub-divide When shares are subdivided they are split into shares which have a smaller nominal amount.  For example, a US$1 share might be subdivided into two 50 cent shares.

subject to Means that something else has priority, or prevails, or must be taken into account.  When a statement is subject to something this means that the statement must be read in the light of that other thing, which will prevail if there is any conflict.

subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company.  This is defined in more detail in the legislation.

subsidiary undertaking This is a term used by the legislation.  It has a wider meaning than subsidiary.  Generally speaking, it is a company which is controlled by another company because the other company:

•	has a majority of the votes in the company, either alone or acting with others;

•	is a shareholder who can appoint or remove a majority of the directors; or

•	can exercise dominant influence over the company because of anything in the company’s memorandum or articles or because of a certain kind of contract.

treasury shares Shares in the company which were bought by the company as provided by the legislation and which have been held by the company continuously since being bought are called treasury shares.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a “trust”.

uncertificated form A share or other security is held in uncertificated form if no certificate has been issued for it.  A share or other security held in uncertificated form is eligible for settlement in CREST or any other relevant system.

underwriting A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

warrant or dividend warrant Similar to a cheque for a dividend.